EXHIBIT 10.6
SECOND AMENDMENT AND WAIVER
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
(Guaranteed Line)
     This Second Amendment and Waiver to Amended and Restated Loan and Security Agreement is entered into as of February 28, 2008 (the “Amendment”), by and between COMERICA BANK (“Bank”), ALLIANCE CONSULTING GROUP ASSOCIATES, INC. (“Consulting”) and ALLIANCE HOLDINGS, INC., (“Holdings”; Consulting and Holdings are referred to herein individually as a “Borrower” and collectively, the “Borrowers”).
RECITALS
     Borrowers and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of February 28, 2007, as amended by that certain First Amendment and Waiver to Amended and Restated Loan and Security Agreement dated as of May 2, 2007, and as amended by those certain Waivers to Amended and Restated Loan and Security Agreement dated as of August 1, 2007 and October 31, 2007 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
     NOW, THEREFORE, the parties agree as follows:
     1. The following defined terms are amended to read as follows:
         “Revolving Maturity Date” means February 25, 2009.
     2. The following defined terms are added to the Agreement to read as follows:
     “Consolidated Net Income (or Deficit)” means the consolidated net income (or deficit) of any Person and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all extraordinary nonrecurring items of income.
     “Consolidated Total Interest Expense” means with respect to any Person for any period, the aggregate amount of interest required to be paid or accrued by a Person and its Subsidiaries during such period on all Indebtedness of such Person and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any capitalized lease or any synthetic lease, and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.
     “EBITDA” means with respect to any fiscal period an amount equal to the sum of (a) Consolidated Net Income of the Borrowers and their Subsidiaries for such fiscal period, plus (b) in each case to the extent deducted in the calculation of the Borrowers’ Consolidated Net Income and without duplication, (i) depreciation and amortization for such period, plus (ii) income tax expense for such period, plus (iii) Consolidated Total Interest Expense paid or accrued during such period, plus (iv) non-cash expense associated with granting stock options, and minus, to the extent added in computing Consolidated Net Income, and without duplication, all extraordinary and non-recurring revenue and gains (including income tax benefits) for such period, all as determined in accordance with GAAP.

     3. Section 6.8 of the Agreement is amended and restated in its entirety to read as follows:
 6.8 EBITDA. An EBITDA, on a trailing three (3) month basis, as indicated for the months set forth below;

Date of Measurement	EBITDA
Three Months ended 03/31/08	$(560,000)
Three Months ended 04/30/08	$(60,000)
Three Months ended 05/31/08	$145,000
Three Months ended 06/30/08	$265,000
Three Months ended 07/31/08	$350,000
Three Months ended 08/31/08	$465,000
Three Months ended 09/30/08	$715,000
Three Months ended 10/31/08	$825,000
Three Months ended 11/30/08	$900,000
Three Months ended 12/31/08	$735,000
     Thereafter to be determined by Bank based on Borrowers’ Fiscal Year 2009 Plan.
     4. Section 6.9 of the Agreement is amended and restated in its entirety to read as follows:
 6.9 Minimum Cash/Excess Billed Eligible Accounts. Borrowers shall maintain at all times, on a consolidated basis, measured on Friday of each week, a balance of Cash at Bank and Cash at Bank’s Affiliates covered by a control agreement plus excess billed Eligible Accounts of not less than $1,500,000.
     5. Bank waives Borrowers’ failure to comply with Sections 6.8 (Profitability) and 6.9 (Current Ratio) of the Agreement for the months ended October 31, 2007; November 30, 2007; December 31, 2007; and January 31, 2008.
     6. The Compliance Certificate is revised to be in substantially the form of attached Exhibit D.
     7. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remains in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Each Borrower ratifies and reaffirms the continuing effectiveness of all instruments, documents and agreements entered into in connection with the Agreement.
     8. Except as set forth in the Schedule of Exceptions originally provided by Borrowers to Bank in connection with the Agreement and any updated Schedule of Exceptions provided by Borrowers to Bank, each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.
     9. Borrowers are parties to certain documents, instruments and/or agreements (collectively, the “Documents”) with or between the undersigned and Comerica Bank, a Michigan banking corporation (the “Merged Bank”). The Merged Bank has merged with and into Comerica Bank, a Texas banking association (the “Surviving Bank”). Borrowers hereby acknowledge and agree that any reference in the Documents to Comerica Bank shall mean Comerica Bank, a Texas banking association, as successor by merger to the Merged Bank.

     10. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
     11. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
          (a) this Amendment, duly executed by Borrowers;
          (b) a renewal fee equal to $15,000 plus an amount equal to all Bank Expenses incurred through the date of this Amendment;
          (c) Affirmation of Subordination (Safeguard Scientifics, Inc.);
          (d) Affirmation of Guaranty (Safeguard Delaware, Inc./Safeguard Scientifics (Delaware), Inc.); and
          (e) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.
[SIGNATURE PAGE FOLLOWS.]

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ALLIANCE HOLDINGS, INC.
By:	/s/ James Short
Title:	Signer

ALLIANCE CONSULTING GROUP ASSOCIATES, INC.
By:	/s/ James Short
Title:	Vice President, Finance

COMERICA BANK
By:	/s/ Peter Bendoris
Title:	Vice President

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